EXHIBIT 1

                     JOINT FILING STATEMENT

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of them and that all subsequent amendments to such Statement on Schedule 13D may be filed on behalf of each of them without the necessity of entering into or filing any additional joint filing statements. The undersigned acknowledge that each of them will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning each of them, respectively, contained herein and therein, but will not be responsible for the completeness and accuracy of the information concerning the others of them, except to the extent that the undersigned know or have reason to believe that such information is inaccurate.

                              March 24, 2000


                              APEX MORTGAGE CAPITAL, INC.



                              By: /s/ Daniel K. Osborne
                              Name:   Daniel K. Osborne
                              Title:  Executive Vice President,
                                      Chief Operating Officer and Chief
                                      Financial officer


                              THE TCW GROUP, INC.



                              By: /s/ Michael E. Cahill
                              Name:   Michael E. Cahill
                              Title:  Managing Director, General
                                      Counsel & Secretary


                              ROBERT A. DAY



                              By: /s/ Michael E. Cahill
                              Name:   Michael E. Cahill
                              Title:  Authorized Signatory